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                                                                    EXHIBIT 4.11

                             BLUE RHINO CORPORATION

             CERTIFICATE OF DESIGNATION, NUMBER OF AUTHORIZED SHARES
                     OF SERIES A CONVERTIBLE PREFERRED STOCK


                         Pursuant to Section 151 of the
                           General Corporation Law of
                              the State of Delaware


                  I, Billy D. Prim, President of Blue Rhino Corporation, a Delaware corporation (the "COMPANY"), pursuant to the provisions of Section 151 of the General Corporation Law of the State of Delaware, do hereby make this Certificate of Designation and do hereby state and certify that the Board of Directors duly adopted the following resolution:

                  WHEREAS, pursuant to the authority expressly vested in the Company's Board of Directors by the Company's Second Amended and Restated Certificate of Incorporation, as amended, the Board of Directors has previously fixed the designation and preferences and relative, participating, optional and other special rights, qualifications, limitations and restrictions (collectively, "RIGHTS") of the Company's Series A Convertible Preferred Stock, $0.001 par value per share ("SERIES A PREFERRED"), which Rights were reflected in a Certificate of Designation dated and filed on September 7, 2000 pursuant to
Section 151 of the General Corporation Law of the State of Delaware;

                  RESOLVED, that the number of designated shares of Series A Preferred be and hereby is increased to 3,133,333.

                  IN WITNESS WHEREOF, Blue Rhino Corporation caused this Certificate to be signed by its President and attested by its Secretary on this 25th day of October, 2000.

                                              BLUE RHINO CORPORATION


                                              By:  /s/ Billy D. Prim
                                                   -----------------
                                                       Billy D. Prim
                                                       CEO and President

ATTEST:

/s/ Mark Castaneda
------------------
Mark Castaneda
Secretary